Exhibit 3.26(a)

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:15 AM 04/21/1999 991156263 — 9032408
CERTIFICATE OF INCORPORATION
- of -
MMCAL, INC.
     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the laws of the State of Delaware, particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto (hereinafter the “General Corporation Law of Delaware”), hereby certifies that:
     FIRST: The name of the Corporation is:
MMCAL, INC.
     SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the State of Delaware, and the name of the registered agent of the Corporation in the State of Delaware at said address is The Corporation Trust Company.
     THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 200 shares, no par value, all of which shall be of the same class and all of which are designated as common stock.
     FIFTH: The name of the incorporator is HILARY B. MILLER, and the mailing address of the incorporator is 112 Parsonage Road, Greenwich, Connecticut 06830-3942.
     SIXTH: The Corporation is to have perpetual existence.
     SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under

Certificate of Incorporation of MMCAL, INC.	Page 1 of 2 Pages

the provisions of Section 279 of Title 8 of the Delaware Code, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors of class of creditors, or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement, the said compromise or arrangement and the said reorganization if sanctioned by the court to which the said application has been made, shall be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.
     EIGHTH: In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter and repeal the bylaws, and to adopt any new bylaws, of the Corporation.
     NINTH: The Corporation, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, shall indemnity any and all persons whom it shall have power to indemnify under said Sections from and against any and all of the expanses, liabilities or otter matters referred to in, or covered by, said Sections. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office. The indemnification provided for herein shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.
     TENTH: From time to time any of the provisions of the Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws. All rights at any time conferred upon the stockholders of the Corporation by the Certificate of Incorporation are granted subject to the provisions of this Article TENTH.
Dated: April 21, 1999

/s/ Hilary B. Miller (L.S.)
HILARY B. MILLER
Incorporator

Certificate of Incorporation of MMCAL, INC.	Page 2 of 2 Pages

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 04/30/1999 991171025 — 3032408
CERTIFICATE OF OWNERSHIP AND
MERGER
- of -
MONETARY MANAGEMENT OF
CALIFORNIA, INC.
(a California corporation)
- into -
MMCAL, INC.
(a Delaware corporation)
     The undersigned hereby certifies that:
     1. MONETARY MANAGEMENT OF CALIFORNIA, INC. (“Calcorp”) is a corporation of the State of California, the laws of which permit a merger of a corporation of that jurisdiction with a corporation of another jurisdiction.
     2. Calcorp, as the owner of all of the outstanding shares of each class of the stock of MMCAL, INC., a corporation of the State of Delaware (“Delcorp”), hereby merges itself into Delcorp.
     3. The following is a copy of the resolutions adopted on the 23rd day of April, 1999, by the Boards of Directors of Calcorp and Delcorp to merge Calcorp into Delcorp:
     RESOLVED, That Monetary Management of California Inc., a California corporation (“Calcorp”), be reincorporated in the State of Delaware by merging itself into MMCAL, INC., a Delaware corporation (“Delcorp”), pursuant to the laws of the State of California and the State of Delaware as hereinafter provided, so that the separate existence of Calcorp shall cease as soon as the merger shall become effective, and thereupon Calcorp and Delcorp will become a single corporation, which shall continue to exist under, and be governed by the laws of the State of Delaware.
     RESOLVED, That the terms and conditions of the proposed merger are as follows:
     (a) From and after the effective time of the merger, all of the estate, property, rights, privileges, powers and franchises of Calcorp shall become

Certificate of Ownership and Merger	Page 1 of 4 Pages

vested in and be held by Delcorp as fully and entirely and without change or diminution as the same were before held and enjoyed by Calcorp, and Delcorp shall assume all of the obligations of Calcorp.
     (b) Each issued share of common stock of Calcorp shall be converted into one-tenth (1/10) share of common stock, no par value, of Delcorp; and, from and after the effective time of the merger, the holders of all of said issued shares of common stock of Calcorp shall automatically be and become holders of shares of Delcorp upon the basis above specified, whether or not certificates representing said share are then issued and delivered.
     (c) After the effective time of the merger, each holder of record of any outstanding certificate or certificates theretofore representing common stock of Calcorp may surrender the same to Delcorp at its principal office in Berwyn, Pennsylvania, and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing an equal number of shares of common, stock of Delcorp. Until so surrendered, each outstanding certificate which prior to the effective time of the merger represented one or more shares of common stock of Calcorp shall be deemed for all corporate purposes to evidence ownership of an equal number of shares of common stock of Delcorp.
     (d) From and after the effective time of the merger, the Certificate of Incorporation of Delcorp shall be the Certificate of Incorporation of Delcorp as in effect immediately prior to such effective time, except that article FIRST thereof, relating to the name of the corporation is hereby amended and changed to read as follows at the effective time of the merger:

Certificate of Ownership and Merger	Page 2 of 4 Pages

FIRST: The name of the Corporation is:
MONETARY MANAGEMENT
OF CALIFORNIA, INC.
and said Certificate of Incorporation, as herein amended and changed, shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.
     (e) From and after the effective time of the merger, the By-Laws of Delcorp shall be the By-Laws of Calcorp as they were in effect immediately prior to such effective time.
     (f) The members of the Board of Directors and officers of Delcorp shall be the members of the Board of Directors and officers of Calcorp immediately before the effective time of the merger.
     (g) From and after the effective time of the merger, the assets and liabilities of Calcorp shall be entered, on the books of Delcorp at the amounts at which they stall be carried at such time on the books of Calcorp, subject to such intercorporate adjustments and eliminations, if any, as may be required to give effect to the merger and subject to such action as may be taken by the Board of Directors of Delcorp in accordance with generally accepted accounting principles, the capital and surplus of Delcorp shall be equal to the capital and surplus of Calcorp.
     RESOLVED, That, in the event that the proposed merged shall not be terminated, the proper officers of Calcorp be, and they hereby are, authorized and directed to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge itself into Delcorp, and the date of adoption thereof, and to cause the same to be filed and recorded as provided by law, and to do all acts and things whatsoever, within the

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States of California and Delaware and in any other appropriate jurisdiction necessary or proper to effect this merger.
     4. The proposed merger herein certified has been adopted, approved, certified, executed and acknowledged by Calcorp in accordance with the laws under which it is organized.
     On the date set forth below, in the Township of Berwyn in the Commonwealth of Pennsylvania, the undersigned does hereby declare under the penalty of perjury that he signed the foregoing certificate in the official capacity set forth beneath his signature, and that the statements set forth in said certificate are true of his own knowledge.

Dated: April 23, 1999	MONETARY MANAGEMENT OF CALIFORNIA, INC.
	By:	/s/ Donald F. Gayhardi
Donald F. Gayhardi
President

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State of Delaware Secretary of State Division of Corporations Delivered 07:03 PM 01/22/2009 FILED 06:55 PM 01/22/2009 SRV 090061006 — 3032408 FILE
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
          1. The name of the corporation (hereinafter called the “Corporation”) is Monetary Management of California, Inc.
          2. The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.
          3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
          4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on January 20, 2009.

/s/ Roy Hibberd
Roy Hibberd, Secretary